UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 8, 2007, (March 7, 2007)

HOSPITALITY PROPERTIES TRUST
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

1-11527 (Commission File Number)	04-3262075 (IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts (Address of Principal Executive Offices)	02458 (Zip Code)

617-964-8389
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

On March 7, 2007, Hospitality Properties Trust, or the Company, announced that it had agreed to sell to the initial purchasers $300,000,000 of 5.625% Senior Notes due 2017, or Notes, in a private offering to initial purchasers for resale to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended, or Rule 144A. The Company expects to issue these Notes on March 12, 2007.

A copy of the Company’s related press release is hereby filed as Exhibit 99.1 to this Current Report on Form 8-K. The press release contains additional information with respect to the offering and the Notes, and is incorporated herein by reference.

The Notes, when issued, may be sold to qualified institutional buyers by means of a private offering memorandum in accordance with Rule 144A. The Notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, and applicable state laws.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS REPORT CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS, INCLUDING WITH RESPECT TO THE COMPANY’S ISSUANCE AND SALE OF THE NOTES. THE CLOSING OF THE ISSUANCE AND SALE OF THE NOTES IS SUBJECT TO CONDITIONS CUSTOMARY TO TRANSACTIONS OF THIS TYPE AND MAY BE DELAYED OR MAY NOT OCCUR AT ALL. FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR. YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS. EXCEPT AS REQUIRED BY LAW, THE COMPANY UNDERTAKES NO OBLIGATION TO RELEASE PUBLICLY ANY REVISION TO THESE FORWARD LOOKING STATEMENTS THAT MAY BE MADE TO REFLECT EVENTS OR CIRCUMSTANCES OCCURRING AFTER THE DATE HEREOF.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of Hospitality Properties Trust dated March 7, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPITALITY PROPERTIES TRUST By: /s/ Mark L. Kleifges
Mark L. Kleifges Treasurer and Chief Financial Officer

Dated: March 8, 2007